UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 14, 2012

WESTERN CAPITAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150
Omaha, Nebraska 68137
(Address of principal executive offices) (Zip Code)

(402) 551-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to its previously announced registered public rights offering, on October 15, 2012, Western Capital Resources, Inc. distributed to the holders of its capital stock as of October 8, 2012 (the record date) non-transferable subscription rights to purchase up to 45,000,000 shares of Western Capital common stock at a subscription price of $.10 per share. The rights offering expired on November 14, 2012, as earlier disclosed, and was oversubscribed. All 45,000,000 common shares were purchased, resulting in gross offering proceeds to Western Capital of $4,500,000. Included among the purchasers in the rights offering were Mr. Richard Miller, a director and preferred shareholder, who acquired approximately 1,349,586 shares, and WCR, LLC, the controlling shareholder and also a preferred shareholder, which acquired approximately 43,636,671 shares. Final share amounts resulting from the proration of over-subscription privilege exercises are presently being determined.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.:
(Registrant)

Date: November 20, 2012	By:	/s/ John Quandahl
John Quandahl, Chief Executive Officer